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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 10, 2005
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                           NATURAL HEALTH TRENDS CORP.
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               (Exact name of Company as specified in its charter)


         Delaware                         0-26272                59-2705336
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(State or other jurisdiction            (Commission             IRS Employer
    of incorporation)                   File Number)         Identification No.)


2050 Diplomat Drive                  Dallas, TX                    75234
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         (Address of principal executive offices)                (Zip Code)


Company's telephone number, including area code (972) 241-4080
                                                --------------------------------

12901 Hutton Drive       Dallas, TX                                       75234
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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ITEM 8.01 OTHER EVENTS

         During September 2005, the Company reorganized its senior management team in connection with an investigation conducted by the Company's Audit Committee. Effective October 3, 2005, the Board of Directors of the Company appointed Robert H. Hesse, a member of the Company's Board of Directors since July 2004, as the Company's Interim Chief Executive Officer. Each of Mark Woodburn and Terry LaCore resigned as officers and members of the Company's Board of Directors due to their failure to cooperate with the Audit Committee's investigation. The investigation was initiated in August 2005 and includes allegations of misconduct by Messrs. Woodburn and LaCore asserted by an unrelated third party arising out of a lawsuit involving Mr. LaCore and such unrelated third party. From October 3, 2005 through November 13, 2005, Messrs. Woodburn and LaCore were employed as the Company's Global Managing Director -- Operations and Global Managing Director -- Business Development, respectively.

         The Company also created the Office of the Chief Executive, which is comprised of Mr. Hesse, Chris Sharng, the Company's Executive Vice President and Chief Financial Officer, and Richard S. Johnson, President of Natural Health Trends -- Japan. The Office of the Chief Executive is responsible for managing the day-to-day operations of the Company. Since Mr. Hesse is no longer considered to be an independent director, he resigned from the Company's Audit Committee in September 2005. The Company's Nominating Committee is in the process of identifying, reviewing and evaluating appropriate candidates for appointment to the Board of Directors as independent directors. The Company intends to appoint two of the anticipated new independent directors to its Audit Committee.

         The Company has formed a search committee to identify and consider appropriate candidates to serve as the Company's Chief Executive Officer. While serving as the Company's Interim Chief Executive Officer, the Company pays Mr. Hesse $2,000 per day plus reimbursement of out-of-pocket expenses.

         On November 10, 2005, an independent investigator retained by the Company's Audit Committee learned that an entity controlled by Messrs. Woodburn and LaCore received payments from an independent distributor of the Company's products during 2001 through August 2005. The Company believes that Messrs. Woodburn and LaCore received from such independent distributor a total of approximately $1.4 million and $1.1 million, respectively. The Company believes that the fees paid by the Company to such independent distributor were not in excess of the amounts due under the Company's regular distributor compensation plan.

         Approximately $2.4 million of the funds paid by the independent distributor to Messrs. Woodburn and LaCore were paid at the direction of Messrs. Woodburn and LaCore to an entity that is partially owned by Mr. Woodburn's father and Randall A. Mason, a member of the Company's Board of Directors and Chairman of the Company's Audit Committee. The funds were subsequently paid to an entity controlled by Messrs. Woodburn and LaCore at their direction. The Company believes that Mr. Mason was unaware that these payments were directed by Messrs. Woodburn and LaCore to an entity partially owned by him until uncovered by the Audit's Committee's independent investigator on November 10, 2005. Further, the Company believes that Mr. Mason received no pecuniary benefit from the payments made by the independent distributor. Since payments were directed into an entity that is partially owned by Mr. Mason, he no longer can be considered "independent" in accordance with the rules of The Nasdaq Stock Market and under the federal securities laws. Therefore, effective November 11, 2005, Mr. Mason resigned as Chairman and a member of the Company's Audit Committee. Mr. Mason remains as a director.



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         On November 14, 2005, in light of the information learned by the
Company's Audit Committee on November 10, 2005, the Company has terminated the employment of each of Messrs. Woodburn and LaCore. No severance has been paid by the Company to Messrs. Woodburn and LaCore and the Company is investigating bringing claims or actions against them.

         In addition, a loan made by the Company under the direction of Mr. Woodburn in the aggregate principal amount of $256,000 in February 2004 was previously recorded as a loan to a third party. On November 10, 2005, the Audit Committee investigator learned that the Company actually loaned the funds to an entity owned and controlled by the parents of Mr. Woodburn. The loan was repaid in full, partially by an entity controlled by a third party and partially by an entity controlled by Mr. Woodburn in December 2004.

         The Audit Committee's investigation is ongoing and the Company is seeking additional independent directors for its Board of Directors and the committees thereof. The Company intends to amend certain disclosures in previous filings with the Securities and Exchange Commission related to payments made by the independent distributor to Messrs. Woodburn and LaCore and to re-characterize the loan made by the Company to the entity controlled by Mr. Woodburn's parents.

         Although we are currently unable to predict the effect of the outcome of the termination of Messrs. Woodburn and LaCore as well as the Audit Committee's investigation on our business, we anticipate that, among other things, the number of active independent distributors and sales revenue could be materially and adversely effected.


ITEM 9.01(c) FINANCIAL STATEMENTS AND EXHIBITS.

         99.1 Press Release dated November 15, 2005



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             NATURAL HEALTH TRENDS CORP.


         Date: November 15, 2005
                                             By: /s/ Robert H. Hesse
                                                 -------------------------------
                                                 Name:  Robert H. Hesse
                                                 Title: Interim Chief Executive
                                                        Officer



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